(n)(1)(i)

AMENDED SCHEDULE A

to the

FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING SERIES FUND, INC.

Funds	Classes of Shares
	A	B	C	I	L	O	R	R6	W
ING Alternative Beta Fund	✓	✓	✓	✓	N/A	N/A	✓	N/A	✓
ING Capital Allocation Fund	✓	✓	✓	✓	N/A	✓	✓	N/A	✓
ING Core Equity Research Fund	✓	✓	✓	✓	N/A	✓	✓	✓	✓
ING Corporate Leaders 100 Fund	✓	✓	✓	✓	N/A	✓	✓	N/A	✓
ING Global Target Payment Fund	✓	✓	✓	✓	N/A	N/A	✓	N/A	✓
ING Index Plus LargeCap Fund	✓	✓	✓	✓	N/A	✓	✓	N/A	✓
ING Index Plus MidCap Fund	✓	✓	✓	✓	N/A	✓	✓	N/A	✓
ING Index Plus SmallCap Fund	✓	✓	✓	✓	N/A	✓	✓	N/A	✓
ING Large Cap Growth Fund	✓	N/A	✓	✓	N/ A	N/A	✓	✓	✓
ING Money Market Fund	✓	✓	✓	✓	✓	✓	✓	N/A	✓
ING Small Company Fund	✓	✓	✓	✓	N/A	✓	✓	✓	✓

Date last updated: May 23, 2013